Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐

___________________________

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)
___________________________

El Pollo Loco, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0377527 (I.R.S. employer identification no.)

EPL Intermediate, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-4092105 (I.R.S. employer identification no.)

3535 Harbor Boulevard, Suite 100 Costa Mesa, California (Address of principal executive offices)	92626 (Zip code)
___________________________

11¾ Senior Secured Notes due 2012
and Guarantee of 11¾ Senior Secured Notes due 2012
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury
Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-157537).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 1st day of October, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ MELONEE YOUNG
Name:	MELONEE YOUNG
Title:	VICE PRESIDENT

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business June 30, 2009, published in accordance with Federal regulatory authority instructions.

Dollar
Amounts
in Thousands

ASSETS

Cash and balances due from depository institutions:

Noninterest-bearing balances and currency and coin	4,627

Interest-bearing balances	111,263

Securities:

Held-to-maturity securities	22

Available-for-sale securities	492,259

Federal funds sold and securities purchased under agreements to resell:

Federal funds sold	0

Securities purchased under agreements to resell	0

Loans and lease financing receivables:

Loans and leases held for sale	0

Loans and leases, net of unearned income	0

LESS: Allowance for loan and lease losses	0

Loans and leases, net of unearned income and allowance	0

Trading assets	0

Premises and fixed assets (including capitalized leases)	11,783

Other real estate owned	0

Investments in unconsolidated subsidiaries and associated companies	1

Direct and indirect investments in real estate ventures	0

Intangible assets:

Goodwill	876,153

Other intangible assets	258,262

Other assets	157,588

Total assets	$1,911,958

LIABILITIES

Deposits:

In domestic offices	599

Noninterest-bearing	599

Interest-bearing	0

Not applicable

Federal funds purchased and securities sold under agreements to repurchase:

Federal funds purchased	0

Securities sold under agreements to repurchase	0

Trading liabilities	0

Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	268,691

Not applicable

Not applicable

Subordinated notes and debentures	0

Other liabilities	195,831

Total liabilities	465,121

Not Applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0

Common stock	1,000

Surplus (exclude all surplus related to preferred stock)	1,121,520

Not Applicable

Retained earnings	321,726

Accumulated other comprehensive income	2,591

Other equity capital components	0

Not Available

Total bank equity capital	1,446,837

Noncontrolling (minority) interests in consolidated subsidiaries	0

Total equity capital	1,446,837

Total liabilities and equity capital	1,911,958

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz         )           Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, MD                        )

Frank P. Sulzberger, MD                 )           Directors (Trustees)

William D. Lindelof, VP                  )